                                                                   EXHIBIT 23.1

                               CATALYTICA, INC.

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8's No. 33-62964, No. 333-09533, and No. 333-33681) pertaining to the
1992 Stock Option Plan, the 1992 Employee Stock Purchase Plan, and the 1995 Director Option Plan of Catalytica, Inc. of our report dated January 27, 1998, with respect to the consolidated financial statements and schedule of Catalytica, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 1997.

                                          Ernst & Young LLP

San Jose, California
March 30, 1998